Exhibit 10.28

                           LOAN AGREEMENT MODIFICATION

Agreement made this 16th day of December, 2003 by and between Scores Holding Company, Inc. ("SCOH") and HEM Mutual Assurance Fund Limited ("HEM").

Whereas SCOH and HEM entered into a Loan Agreement dated as of August 7, 2002, under which HEM lent to SCOH the sum of One Million Dollars ($1,000,000) (the "Loan Agreement").

Whereas the Loan Agreement provides that in certain circumstances SCOH may repay all remaining principal and interest due on the Loan by issuing to HEM One Hundred Thousand of SCOH's common stock purchase warrants.

Whereas SCOH desires to issue, and HEM desires to receive, common stock purchase warrants of SCOH in full payment of all principal and accrued interest due HEM from SCOH under the Loan Agreement.

Now, therefore, the parties hereto agree as follows:

1. Payment of Loan Agreement. In full payment of all of the principal and accrued interest due from SCOH to HEM under the Loan Agreement, SCOH shall issue to HEM its warrant to acquire One Hundred Thousand (100,000) Shares of common stock of SCOH. HEM hereby accepts the warrant in full payment of all obligations due under the Loan Agreement.

2. Terms of Warrant. The Warrant shall be exercisable for One Hundred Thousand Shares of SCOH common stock at a price equal to 75% of the average of the three lowest closing bid prices per share of SCOH's common stock during the forty (40) trading days immediately preceding the date of this agreement. The warrant shall have a term of three (3) years. The warrant shall be in the form annexed hereto as Exhibit A.

3. General. Excerpt as herein provided, the terms of the Loan Agreement shall remain in full force and effect, to the extent that the Loan Agreement survives the payment in full of all obligations due thereunder pursuant to this Agreement.

      In witness whereof, the undersigned have executed this agreement as of the day and day first above written.

Scores Holding Company, Inc.

By:   /s/ Richard Goldring
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          Richard Goldring, CEO


HEM Mutual Assurance Fund Limited

By:   /s/ Pierce Loughran
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          Pierce Loughran